Exhibit 16.1

PricewaterhouseCoopers LLP

Ten Almaden Boulevard

Suite 1600

San Jose CA 95113

Telephone (408) 817-3700

Facsimile (408) 817-5050

July 30, 2004

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by PortalPlayer, Inc. included in the section “Change in Independent Registered Public Accounting Firm” included in the Registration Statement of PortalPlayer, Inc. on Form S-1 dated July 30, 2004. We agree with the statements concerning our Firm made in this section of the Registration Statement.

Yours truly,

/s/    PricewaterhouseCoopers LLP

San Jose, California